                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14c-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                                  SCHAWK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date filed:

                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 1999
                             -----------------------



To the Stockholders of SCHAWK, INC.:


Notice is hereby given that the 1999 Annual Meeting of the Stockholders of Schawk, Inc. will be held at 10:00 a.m. (local time), Wednesday, May 26, 1999, at Schawk, Inc., 1695 River Road, Des Plaines, Illinois, for the following purposes:

         1.       Election of the Board of Directors for Schawk, Inc.

         2. Approval of the Schawk, Inc. Employee Stock Purchase Plan, a copy of which is attached as Appendix A to, and described in, the accompanying Proxy Statement.

         3. Ratification of the selection of Ernst & Young LLP as the independent auditors of Schawk, Inc. for fiscal year 1999.

         4. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The close of business on March 31, 1999, has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at said meeting and any adjournment or adjournments thereof. The stock transfer books of Schawk, Inc. will not be closed.



                                    By Order of the Board of Directors,



Des Plaines, Illinois               A. ALEX SARKISIAN, Esq.
April 19, 1999                      Executive Vice President and
                                    Corporate Secretary

                                  SCHAWK, INC.
                                 1695 RIVER ROAD
                           DES PLAINES, ILLINOIS 60018
                                 (847) 827-9494


                                 PROXY STATEMENT
                                 ---------------

                   FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 26, 1999

                                  INTRODUCTION

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Schawk, Inc. ("Schawk" or the "Company") for use at the 1999 Annual Meeting of Stockholders to be held at 10:00 a.m. (local time), Wednesday, May 26, 1999, at Schawk, Inc., 1695 River Road, Des Plaines, Illinois, and at any adjournment thereof (the "Annual Meeting"). This Proxy Statement and the accompanying Proxy are first being mailed on or about April 19, 1999, to stockholders of record at the close of business on March 31, 1999.

PROPOSALS

         The purpose of the Annual Meeting is to: (i) elect the Board of Directors of the Company; (ii) approve the Schawk, Inc. Employee Stock Purchase Plan; (iii) ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 1999; and (iv) transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

PROXIES AND SOLICITATION

         Any person signing and mailing the enclosed proxy may revoke the proxy at any time prior to its exercise by: (i) executing a subsequent proxy; (ii) notifying the Corporate Secretary of the Company of such revocation in a written notice received by him at Schawk, Inc., 1695 River Road, Des Plaines, Illinois 60018, prior to the Annual Meeting; or (iii) attending the Annual Meeting and voting in person.

         The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile by Directors of the Company (each a "Director" and collectively, the "Director") and executive officers and regular employees of the Company. The Company does not now expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses in sending proxy material to principals and obtaining their proxies. First Chicago Trust Company of New York, the transfer agent and registrar of the Company's Class A Common Stock, may aid in the solicitation of proxies and will be reimbursed for any expenses incurred as a result of any such activity.

         Shares of the Company represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. Unless otherwise instructed in the proxy, the agent named in the proxy intends to cast the proxy votes in the following manner: (i) FOR the election of the nominees for Directors of Schawk;
(ii) FOR approval of the Schawk, Inc. Employee Stock Purchase Plan; (iii) FOR the ratification of Ernst & Young LLP as independent auditors of the Company for fiscal year 1998; and (iv) in the best judgment of the persons named in the proxy as agent, upon any other matters which may properly come before the Annual Meeting.

QUORUM REQUIREMENTS AND VOTING

         The presence, in person or by proxy, of the holders of a majority of the Company's Class A Common Stock outstanding on the record date is required for a quorum at the Annual Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining whether a quorum is present, but will not be voted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a proxy returned by a broker indicates that the broker does not have discretionary authority to vote some or all of the shares covered thereby for any matter submitted to the stockholders for a vote, such shares will be considered to be present for purposes of determining whether a quorum is present, but will not be considered to be present and entitled to vote at the Annual Meeting.

         As to all anticipated votes, each share of Class A Common Stock will have one (1) vote as to each matter to be voted on at the Annual Meeting. Stockholders entitled to vote or to execute proxies are stockholders of record at the close of business on March 31, 1999. The Company had 21,643,225 shares of Class A Common Stock outstanding on such date. The stock transfer books of the Company will not be closed.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

         No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the meeting, seven Directors are to be elected to the Company's Board. The size of the Company's Board of Directors has been fixed at eight members in accordance with the Company's By-laws. The Board intends to fill the vacancy on the Board, but has not identified any candidate to date. Any person appointed by the Board to fill such vacancy in accordance with the Company's By-laws during 1999 will be up for election at the 2000 Annual Meeting.

         Each of the Directors elected at the Annual Meeting will hold office for a term of one year, expiring at the Annual Meeting of Stockholders to be held in 2000, and thereafter until a successor shall be duly elected and qualified. Unless authority to vote is withheld, proxies received in response to this solicitation will be voted FOR the election of the nominees named hereafter, each of whom presently serves as a Director of the Company. It is not contemplated that any of the nominees will be unable or will decline to serve; however, if such a situation arises, the shares represented by the proxies being solicited will be voted FOR the election of a nominee or nominees designated by the Board of Directors of the Company. Proxies may not be voted for more than the seven nominees included in this Proxy Statement.

         Assuming a quorum is present, an affirmative vote of the holders of a plurality of the shares, present and voting at the meeting, is required for a nominee to be elected as a Director. Therefore, abstentions and shares for which authority to vote is not given will have no effect on the election of directors.

         The Board of Directors is responsible for the overall affairs of the Company. The Board of Directors had five meetings in 1998. Each member of the Board of Directors attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors held; and (ii) the total number of meetings held by all committees of the Board of Directors on which such Director served.

         The Board of Directors currently has an Executive Committee, an Audit Committee, a 401(k) Administration Committee and an Option Committee, whose members are elected by the Board of Directors. The present members of the Executive Committee are: Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. The Executive Committee is authorized to act on behalf of the Board of Directors in the management of the business and the affairs of the Company and acts as the Compensation Committee for the Board of Directors. The Executive Committee met once in 1998.

         Judith W. McCue, Robert F. Meinken and Hollis W. Rademacher have been appointed as members of the Audit Committee. The Audit Committee recommends the selection of the Company's independent public accountants, reviews and approves their fee arrangements, examines their detailed findings and reviews areas of possible conflicts of interest and sensitive payments. The Audit Committee met three times in 1998.

         The 401(k) Administration Committee is composed of David A. Schawk and
A. Alex Sarkisian. The 401(k) Administration Committee reviews and selects the agent managing the 401(k) plan and evaluates the participative values. The 401(k) Administration Committee met once in 1998.

         The Option Committee members are Judith W. McCue, Robert F. Meinken, John T. McEnroe and Hollis W. Rademacher. The Option Committee evaluates the performance of key personnel and makes incentive awards in the form of future exercisable options. The Option Committee met once in 1998.

         The following is a list of the nominees for election as Directors of the Company, followed by a brief biographic statement of each nominee:

                       NOMINEES FOR ELECTION AS DIRECTORS
                                 OF THE COMPANY
                       ----------------------------------

                               CLARENCE W. SCHAWK
                                 DAVID A. SCHAWK
                             A. ALEX SARKISIAN, ESQ.
                              JUDITH W. MCCUE, ESQ.
                                ROBERT F. MEINKEN
                              JOHN T. MCENROE, ESQ.
                              HOLLIS W. RADEMDHER

         Clarence W. Schawk has been Chairman of the Board of the Company since September 1992, when he was also appointed to the Executive Committee. He served as Chief Executive Officer of Filtertek Inc., the Company's predecessor ("Filtertek"), from September 1992 until February 1993. Clarence W. Schawk also served as Chairman of the Board of the corporation previously known as Schawk, Inc. ("Old Schawk") from 1953 until the merger (the "Merger") of Old Schawk and affiliated companies into Filtertek in 1994 and served as Chief Executive Officer until June 1994. He is the father of David A. Schawk, President and Chief Executive Officer of the Company. Clarence W. Schawk previously served as President and a Director of the International Prepress Association.
Mr. Schawk also served as a Director of Old Schawk until the Merger.  Age: 73

         David A. Schawk was appointed Chief Operating Officer of the Company in September 1992 and elected Chief Executive Officer and President in February 1993. He was appointed to the Board of Directors in September 1992. David A. Schawk served as the President of Old Schawk from 1987 until the Merger. David
A. Schawk serves on the Company's Executive and 401(k) Administration Committees. David A. Schawk is the son of Clarence W. Schawk. David A. Schawk currently serves as a Director of the International Prepress Association. Mr. Schawk also served as a Director of Old Schawk until the Merger. Age: 43

         A. Alex Sarkisian, Esq., was appointed Executive Vice President in 1994 and has served on the Company's Board of Directors and as Corporate Secretary since September 1992. Mr. Sarkisian was the Executive Vice President and Secretary of Old Schawk from 1988 and 1986, respectively, until the Merger. Mr. Sarkisian also served as a Director of Old Schawk until the Merger. He is a member of the Executive and 401(k) Administration Committees. Age: 47

         Judith W. McCue has been a partner with McDermott, Will & Emery since 1995. Prior thereto, Ms. McCue was a partner with Keck, Mahin & Cate where she practiced from 1972 to 1995. Ms. McCue was appointed Director of the Company in September 1992 and is a member of the Audit and Option Committees. Age: 51

         Robert F. Meinken has been a retired private investor and businessman since 1988, after an extensive career in sales and marketing. Mr. Meinken was appointed Director of the Company in September 1992 and is a member of the Audit and Option Committees. Age: 73

         John T. McEnroe, Esq., has been a partner with the law firm of Vedder, Price, Kaufman & Kammholz, counsel to the Company, since May 1992. Prior to this position, he was a partner with the law firm of Keck, Mahin & Cate where he practiced from 1976 to 1992. Mr. McEnroe was appointed a Director of the Company in September 1992 and is a member of the Executive and Option Committees. Age:
47

         Hollis W. Rademacher held various positions with Continental Bank, N.A., Chicago, Illinois, from 1957 to 1993 and was Chief Financial Officer of Continental Bank Corporation, Chicago, Illinois, from 1988 to 1993. Mr. Rademacher is currently self-employed in the fields of consulting and investments in Chicago, Illinois. Mr. Rademacher is a member of the Executive, Audit and Option Committees. Mr. Rademacher also serves as a Director of Cityscape Financial Corporation, College Television Network and Wintrust Financial Corporation. Age: 63

         Currently, all Directors of the Company (except for Mr. McEnroe) receive a $500 fee for attendance at each regularly scheduled or special board or committee meeting. All Directors are also reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. Directors' fees are paid to Directors who are compensated employees of the Company as part of such employees' overall compensation. All nonemployee Directors have received options under the Company's 1991 Outside Directors' Formula Stock Option Plan (the "Outside Directors' Plan"). See "Executive Compensation - Stock Option Plans - 1991 Outside Directors' Formula Stock Option Plan."

         The following is a brief biographical statement of James J. Patterson, the Chief Financial Officer of the Company:

         James J. Patterson was appointed Senior Vice President and Chief Financial Officer in December 1997. Prior to joining the Company, Mr. Patterson was Vice President of IMC Global Inc. from 1996 to September 1997. Mr. Patterson was Vice President and Chief Financial Officer of The Vigoro Corporation from 1993 until it was acquired by IMC Global Inc. in 1996. From 1990 to 1992, Mr. Patterson was Vice President and Controller of Great American Management and Investment, Inc., a diversified holding company, and Vice President and Controller of Capsure Holdings, Inc., a holding company in the specialty insurance business. Mr. Patterson is a Certified Public Accountant. Age: 42

         Officers are elected by the Board of Directors at the first meeting of the newly elected Board of Directors held after each Annual Meeting of Stockholders. Officers hold office for a term of one year and thereafter until a successor has been duly elected and qualified.

                             EXECUTIVE COMPENSATION

         The table below sets forth certain information for fiscal years 1998, 1997 and 1996 with respect to the annual and other compensation paid by the Company to: (i) the Chairman of the Board of Directors; (ii) the President and Chief Executive Officer; and (iii) the other executive officers of the Company who were most highly compensated in 1998 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company.


                                                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                          --------------------------------  ------------------------------------
                                                                                      PAYOUTS            PAYOUTS
                                                                            -------------------------    -------
                                                                            RESTRICTED     SECURITY
        NAME AND                                             OTHER ANNUAL      STOCK      UNDERLYING      LTIP       ALL OTHER
   PRINCIPAL POSITION              YEAR    SALARY    BONUS  COMPENSATION(1)   AWARDS     OPTIONS/SARs    PAYOUTS   COMPENSATION(2)
   -------------------             ----    ------    -----  --------------- ----------   ------------    -------   ---------------
Clarence W. Schawk,                1998   $176,014  $447,000          --        --          36,111         --           $8,000
Chairman                           1997    176,014   130,000          --        --          75,000                       6,400
                                   1996    176,014        --          --        --              --         --            3,000

David A. Schawk, President         1998    408,000   268,000     $ 9,316        --          59,167         --            8,000
and CEO                            1997    390,625    78,000      10,432        --         100,000         --            6,400
                                   1996    325,000        --      11,401        --              --         --            3,000

A. Alex Sarkisian, Executive       1998    204,000   200,000       8,686     3,565          20,000         --            8,000
Vice President  and Corporate      1997    191,667   153,345       8,086        --          10,000         --            6,400
Secretary                          1996    150,000   200,000       8,086        --          25,000         --            3,000

James J. Patterson,                1998    163,960    10,000          --        --              --         --            3,888
Senior Vice President and          1997      6,667        --         638        --          15,000         --               --
Chief Financial Officer(3)         1996         --        --          --        --              --         --               --

----------------
(1)   Consists primarily of life insurance premiums.

(2) Reflects matching contributions made pursuant to the Company's 401(k) plans to the accounts of such individuals.

(3)   Mr. Patterson joined the Company in December 1997.

      The table below sets forth certain information with respect to stock options granted during fiscal year 1998 to the Named Executive Officers.


                                                     OPTION/SAR GRANTS IN 1998
                              NUMBER OF
                              SHARES OF      PERCENTAGE OF
                               CLASS A           TOTAL                                 POTENTIAL REALIZABLE VALUE
                            COMMON STOCK     OPTIONS/SARs                              AT ASSUMED ANNUAL RATES OF
                             UNDERLYING       GRANTED TO      EXERCISE                STOCK PRICE APPRECIATION FOR
                            OPTIONS/SARs     EMPLOYEES IN      PRICE     EXPIRATION           OPTION TERM
                                                FISCAL         ($/SH)                 ----------------------------
NAME                           GRANTED           YEAR                       DATE                5%($)        10%($)
------------------          ------------     -------------    ---------  ----------         --------      ---------
Clarence W. Schawk              36,111            21.5%         $11.50     02/24/08         $255,651      $ 653,063
David A. Schawk                 59,167            35.2           11.50     02/24/08          418,877      1,070,028
A. Alex Sarkisian               20,000            11.9           11.50     02/24/08          141,592        361,697
James J. Patterson                  --              --              --           --               --             --

         The table below sets forth certain information with respect to options and SARs exercised by the Named Executive Officers during fiscal year 1998 and with respect to options and SARs held by the Named Executive Officers at the end of fiscal year 1998. The value of unexercised options and SARs at the end of fiscal year 1998 is based on the closing price of $13.875 reported on the New York Stock Exchange ("NYSE") on December 31, 1998.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUE

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                              OPTIONS/SARs AT                 OPTIONS/SARs
                               SHARES                         DECEMBER 31, 1998            AT DECEMBER 31, 1998
                             ACQUIRED ON      VALUE      ----------------------------   ----------------------------
       NAME                  EXERCISE (#)    REALIZED    EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----------------------       ------------    --------    -----------    -------------   -----------    -------------
Clarence W. Schawk                --            --          121,476         49,965        $582,939        $208,451
David A. Schawk                   --            --          145,585         73,642         699,535         295,672
A. Alex Sarkisian                 --            --           64,226         16,800         339,339          51,388
James J. Patterson                --            --            9,900          5,100          28,463          14,663

EMPLOYMENT AGREEMENTS

         In January 1991, the Company entered into employment agreements with Clarence W. Schawk and David A. Schawk to serve as executive officers. These agreements, upon review of comparable base salaries for executives of similarly situated companies, have been amended and restated effective October 1, 1994. Each employment agreement, as amended and restated in October 1994, provides for an initial term of 10 years (through December 31, 2004), with one-year extensions thereafter unless terminated by either the Company or the executive. Each employment agreement provides for payment of a base salary, adjustable annually by the Board of Directors based upon a merit review and to account for inflation, as well as an annual bonus consisting of short- and long-term incentives. Clarence W. Schawk's employment agreement provided for a base salary of $176,014 for the calendar year 1998, and David A. Schawk's employment agreement provided for a base salary of $408,000 for the calendar year 1998.

         The short-term bonus plan contemplates cash payments of 5.0% and 3.0% of the excess of "Adjusted net income" over $10.0 million with respect to Clarence W. Schawk and David A. Schawk, respectively. "Adjusted net income" means annual net income after taxes but before bonuses to the Chairman and the President of the Company and amortization of goodwill resulting from acquisitions of the Company consummated after January 1, 1995. The amounts of such cash payments are subject to adjustment based upon the Company's financial performance during the relevant fiscal year. The long-term bonus plan contemplates a noncash distribution of options calculated to equal 5.0% and 3.0% of the excess of "Adjusted net income" over $10.0 million for Clarence W. Schawk and David A. Schawk, respectively.

STOCK OPTION PLANS

1988 Equity Option Plan

         On March 25, 1988, the Company adopted the 1988 Equity Option Plan ("Stock Incentive Plan") pursuant to which 2,252,250 shares of Class A Common Stock reserved for issuance pursuant to options and other benefits which may be granted to officers, key employees and nonaffiliated directors. The Option Committee of the Board of Directors administers the Stock Incentive Plan. Under the Stock Incentive Plan, the Option Committee is authorized to determine the officers and other key employees to whom, and the times at which, options and other benefits are to be granted, the number of shares subject to each award, its term and any applicable vesting provisions.

         The Option Committee may award nonqualified stock options ("NSOs") or incentive stock options ("ISOs") for shares of restricted stock or stock appreciation rights under the Stock Incentive Plan. The exercise price with respect to any ISOs may not be less than the fair market value of the Class A Common Stock on the date of grant and the exercise price with respect to any NSOs may not be less than eighty-five percent (85%) of the fair market value of the Class A Common Stock on the date of grant. "Fair market value" will be determined by averaging the highest and lowest sales prices for the Class A Common Stock reported on the NYSE on the date of the grant.

         Shares of Class A Common Stock granted as restricted stock under the Stock Incentive Plan will be restricted as to transfer and subject to forfeiture prior to the expiration of the restriction period determined by the Option Committee. The expiration of the restriction period may be tied to the attainment of certain performance objectives or based upon a period of continued employment. To the extent that the restriction period expires, the shares of Class A Common Stock will be released to the award recipient free of all restrictions. If the performance objectives are not met in the required time period or if the recipient's employment terminates prior to completing the required service period, the recipient's right to the shares will be forfeited.

         Stock appreciation rights may be granted alone or with respect to options granted concurrently or previously under the Stock Incentive Plan. Each stock appreciation right permits the recipient thereof to receive a cash payment equal to the difference between the fair market value of the Class A Common Stock on the date the stock appreciation right is exercised and such fair market value on the date the stock appreciation right was awarded. To the extent that a stock appreciation right was awarded with respect to an option, exercise of the stock appreciation right will result in a pro rata extinguishment of such option.

         NSOs or ISOs may be granted to officers and other key employees of the Company. The right of the recipient to exercise the options will be subject to such vesting and forfeiture requirements and provisions as determined by the Option Committee and must be exercised within 10 years of the date of grant.

1991 Outside Directors' Formula Stock Option Plan

         The Company's Outside Directors' Plan, as amended, provides that each "Outside Director" (defined in the Outside Directors' Plan as any Director who is not a compensated employee of the Company) receive a nonqualified stock option to purchase 5,000 shares upon his or her election, and subsequent reelection, to the Board of Directors at an exercise price equal to the fair value of such shares on the date of election or reelection as a Director. Only the number of shares specified by such formula is eligible for grant under the Outside Directors' Plan. Options granted under the Outside Directors' Plan are exercisable for a term of 10 years from the date of grant and vest in one-third increments on the date of grant and on the first and second anniversaries of the date of grant. In 1998, Mr. McEnroe, Ms. McCue, Mr. Meinken and Mr. Rademacher each received options to purchase 5,000 shares at a per share exercise price of $14.657.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Decisions regarding the cash compensation paid to Clarence W. Schawk, David A. Schawk and Mr. Sarkisian were made by the Board of Directors for fiscal year 1998. Messrs. Clarence W. Schawk, David A. Schawk and Sarkisian are, and were during all of fiscal 1998, Directors of the Company. All decisions regarding the cash compensation of the Company's executive officers prior to 1998 were made by the Executive Committee of the Board of Directors. Awards under the Stock Incentive Plan are administered by the Option Committee. The members of the Executive Committee are Clarence W. Schawk, David A. Schawk, A. Alex Sarkisian, John T. McEnroe and Hollis W. Rademacher. Mr. McEnroe does not receive cash compensation from the Company. The Option Committee is comprised of the Company's Outside Directors. Messrs. Clarence W. Schawk, David A. Schawk and Sarkisian participated in the deliberations of the Executive Committee with regard to the compensation of executive officers other than themselves.

                     JOINT REPORT ON EXECUTIVE COMPENSATION

         Under the supervision of the Executive Committee and the Option Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's executive officers with those of its stockholders. In furtherance of these goals, annual base salaries are generally set at or below competitive levels. The Company relies to a large degree on annual bonus, if any, and stock option incentives to attract and retain executive officers and other key employees of outstanding ability, and to motivate them to perform to the full extent of their abilities. Both types of incentive compensation are closely tied to the performance of the Company and the individual in a manner that encourages a sharp and continuing focus on building profitability and stockholder value.

         During 1993, the Executive Committee reviewed, reevaluated and approved an annual salary plan for the Company. This salary plan was developed based on industry, peer group and market surveys and performance judgments as to the past and expected future contributions of each individual executive officer, targeting the salaries to the median level of comparable companies. The plan was reviewed and updated in 1997.

         Individual bonus arrangements can be established for certain key executive officers to attain a particular or group of particular goals or levels of performance.

         The cash compensation paid to Clarence W. Schawk, David A. Schawk and Mr. Sarkisian was determined by the Executive Committee and approved by the Board of Directors of the Company for fiscal year 1998. The Executive Committee considered the Directors' fees paid to Clarence W. Schawk, David A. Schawk and Mr. Sarkisian as part of their overall compensation.

         In January 1991, the Company entered into employment contracts with Clarence W. Schawk and David A. Schawk, respectively, after approval by the Board of Directors (Clarence W. Schawk and David A. Schawk abstaining from such vote). These agreements were amended and restated effective October 1, 1994, after a review of comparable base salaries for executives of similarly situated companies. The agreements provide for base salary, and annual bonuses based on formula performance measures. The Board of Directors can adjust the base salary annually based upon merit review. See "Executive Compensation - Employment Agreements."

         During each fiscal year the Option Committee considers the desirability of granting executive officers and other key employees of the Company stock options under the 1988 Equity Option Plan. The granting of stock options is based upon the overall performance of the Company and the performance of each particular employee. The Option Committee considers such performance and the recommendations of management in determining the amounts recommended to be granted. The Option Committee believes its pattern of grants has successfully focused the Company's executive officers and other key employees on building profitability and stockholder value. For fiscal 1998, options were granted to executive officers in furtherance of this philosophy. The number of options granted to the respective executive officers reflects the Option Committee's assessment of the particular officer's level of responsibility and its desire to match the award level with the executive's responsibility level. The purpose of these awards is to reward such officers for their performance with respect to the Company and to give such officers a stake in the Company's future, which is directly aligned with the creation of stockholder value.

         The Executive Committee does not believe that the provisions of the Revenue Reconciliation Act of 1993 will limit the deductibility of compensation expected to be paid by the Company; however, the Executive Committee will continue to evaluate the impact of such provisions and take such actions as it deems appropriate.

         This report is submitted by the members of the Company's Executive Committee and Option Committee.

                 Executive Committee:             Option Committee:
                 Clarence W. Schawk               Judith W. McCue
                 David A. Schawk                  Robert F. Meinken
                 A. Alex Sarkisian                John T. McEnroe
                 John T. McEnroe                  Hollis W. Rademacher
                 Hollis W. Rademacher

                                PERFORMANCE GRAPH

         The graph below sets forth a comparison of the yearly percentage change in the cumulative total return for the five-year period beginning December 31, 1993, on the Company's Class A Common Stock, the RUSSELL 2000 Small Stock Index ("RUSSELL 2000"), a broad-based market index, and a peer group of common stocks of five companies (the "Peer Group"), which the Company selected based on the comparable businesses of these companies.







         The relative performance of the Company's Class A Common Stock, the RUSSELL 2000 and the Peer Group is as follows:


       NAME                   1993       1994       1995       1996       1997      1998
------------------            ----       ----       ----       ----       ----      ----
Schawk, Inc.                 100.00     118.00      76.25     104.12     137.56     172.91
RUSSELL 2000 Index           100.00      98.02     125.89     146.59     179.13     174.23
Peer Group                   100.00     100.00     100.81     119.00     176.70     137.00


         The Joint Report on Executive Compensation and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information regarding the shares beneficially owned as of March 31, 1999: (i) by each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class A Common Stock; (ii) by each Director of the Company, including the nominees for reelection as Directors; and (iii) by all Directors and executive officers of the Company as a group. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholders.

                                                                       AMOUNT OF                PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                        BENEFICIAL OWNERSHIP(1)       CLASS OUTSTANDING
------------------------                                        -----------------------       -----------------
Clarence W. Schawk(2).....................................             10,396,195(3)                 46.6%
David A. Schawk(2)........................................              1,577,532(4)                  7.1
A. Alex Sarkisian.........................................              1,359,650(5)(6)               6.1
James J. Patterson........................................                 18,900(7)                    *
John T. McEnroe...........................................                 43,687(8)                    *
Judith W. McCue...........................................                 34,960(9)                    *
Robert F. Meinken.........................................                 15,160(10)                   *
Hollis W. Rademacher......................................                 20,950(11)                   *
Cathy Ann Schawk(2)(12)...................................              1,098,871(13)                 4.9
Judith Lynn Gallo(2)(14)..................................                904,262(15)                 4.1
Lisa Beth Stearns(2)(16)..................................                863,760(17)                 3.9
Executive Officers and Directors as a group
    (10 persons)..........................................             12,212,140(18)                54.7

-------------------
*        Less than 1%

(1) Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

(2) Each is a member of Clarence W. Schawk's immediate family (the "Schawk Family"). The address for each of the Schawk Family members is 1695 River Road, Des Plaines, Illinois 60018.

(3) Includes currently exercisable options to purchase 158,893 shares; 630,313 shares held directly by Mr. Schawk's wife; and 8,017,524 shares held by SGK Investments Limited Partnership (the "Schawk Family Partnership"), a family limited partnership, with respect to which Mr. Schawk or his wife has voting power. Clarence W. Schawk is the managing general partner of the Schawk Family Partnership and has investment power with respect to all of the 9,194,822 shares of Class A Common Stock held by the Schawk Family Partnership. Does not include 1,177,298 shares held by the Schawk Family Partnership for which Clarence W. Schawk does not have voting power, shares beneficially owned by Clarence W. Schawk's son, David A. Schawk, or shares beneficially owned by Clarence W. Schawk's daughters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, or held in family trusts for the benefit of certain of his grandchildren. Clarence W. Schawk does not share voting power over shares of the Company held by or on behalf of his children or grandchildren.

(4) Includes currently exercisable options to purchase 199,110 shares and 91,673 shares held by the Schawk Family Partnership with respect to which Mr. Schawk has voting power. Mr. Schawk is a general partner of the Schawk Family Partnership. Does not include shares beneficially owned by David A. Schawk's father, Clarence W. Schawk, or shares beneficially owned by or held in family trusts for the benefit of David
         A. Schawk's sisters, Cathy Ann Schawk, Judith Lynn Gallo and Lisa Beth Stearns, and certain of Clarence W. Schawk's grandchildren. Includes 475 shares held in joint tenancy and as custodian for minors gifted to David A. Schawk's friends.

(5)      Includes currently exercisable options to purchase 74,226 shares.

(6) Includes 812,967 shares held by various Schawk Family trusts for the benefit of certain of Clarence W. Schawk's grandchildren and 465,777 shares held by the Schawk Family Partnership with respect to which Mr. Sarkisian has voting power as trustee for Clarence W. Schawk's grandchildren.

(7)      Includes currently exercisable options to purchase 9,900 shares.

(8) Includes currently exercisable options to purchase 24,960 shares and 18,226 shares owned indirectly by his spouse.

(9) Includes currently exercisable options to purchase 24,960 shares and the indirect ownership of 4,501 shares held in retirement trust accounts.

(10)     Includes currently exercisable options to purchase 14,960 shares.

(11)     Includes currently exercisable options to purchase 19,950 shares.

(12) Ms. Schawk is the daughter of Clarence W. Schawk and sister of David A. Schawk, Judith Lynn Gallo and Lisa Beth Stearns.

(13) Includes 289,500 shares held by the Schawk Family Partnership with respect to which Ms. Schawk has voting power.

(14)     Ms. Gallo is the daughter of Clarence W. Schawk and the sister of David
         A. Schawk, Cathy Ann Schawk and Lisa Beth Stearns.

(15) Includes 156,000 shares held by the Schawk Family Partnership with respect to which Ms. Gallo has voting power. Does not include shares held in trust for the benefit of Ms. Gallo's child.

(16) Ms. Stearns is the daughter of Clarence W. Schawk and the sister of David A. Schawk, Cathy Ann Schawk and Judith Lynn Gallo.

(17) Includes 174,348 shares held by the Schawk Family Partnership with respect to which Ms. Stearns has voting power. Does not include shares held in trusts for the benefit of Ms. Stearns' children.

(18) Includes currently exercisable options to purchase an aggregate of 546,409 shares held by certain executive officers and Directors.

                              CERTAIN TRANSACTIONS

         Clarence W. Schawk owns Geneva Waterfront, Inc., a Wisconsin corporation that owns The Geneva Inn, a hotel in Geneva, Wisconsin. Geneva Waterfront, Inc. employees are eligible to participate in the Company's health plan. Schawk believes that this arrangement benefits the Company because it enhances the Company's bargaining power with its health insurance providers. The arrangement is beneficial to Geneva Waterfront, Inc. because it enables Geneva Waterfront, Inc. to purchase health insurance for its employees at a lower cost than it would be able to obtain independently. In 1996, 1997 and 1998, the Company received $223,591, $220,101 and 266,754, respectively, in insurance premium reimbursements from Geneva Waterfront, Inc. The amount due from Geneva Waterfront, Inc. at December 31, 1998 was $368,641. Interest on the balance due is charged at prime.

         Pursuant to a lease entered into on January 1, 1991, the Company's facilities at 1200 West Monroe Street, Chicago, Illinois are leased from The Clarence W. Schawk 1979 Children's Trust, a trust established for the benefit of the children of Clarence W. Schawk, including David A. Schawk. Based on third-party appraisals, management believes that the gross rent and other terms and conditions of this lease are comparable to those that would have been obtained in an arm's-length transaction. The amount paid by the Company in 1996, 1997 and 1998 under this lease was $380,355 per year.

         The Company's facility at 1600 East Sherwin Avenue, Des Plaines, Illinois is leased from C.W. Properties, Chicago, a group consisting of a Missouri corporation and certain individuals, all of whom are unrelated to the Schawk Family. The lease provides for an option to purchase the building and the adjoining property at 70% of the fair market value. The option is held by Graphics IV, Ltd., an Illinois limited partnership ("Graphics IV"). The limited partners of Graphics IV are David A. Schawk and the daughters of Clarence W. Schawk. Based on third-party appraisals, management believes that the gross rent and other terms and conditions of this lease are comparable to those that would have been obtained in an arm's-length transaction. The amount paid by the Company in 1996, 1997 and 1998 under this lease was $679,347 in each year.

         As part of the final settlement of certain stockholders' litigation against the Company and its directors relating to the Merger, Clarence W. Schawk and David A. Schawk transferred 159,521 shares of Class A Common Stock to a settlement fund for the benefit of settlement class members. The shares are subject to a put agreement whereby the class members may require the Company to purchase the shares at a price ranging from $7.00 to $9.50 per share. The actual price depends upon the time of exercise over the exercise period which began when the shares were distributed to class members on February 10, 1999 and ends on August 9, 1999.

                PROPOSAL 2: APPROVAL OF THE SCHAWK, INC. EMPLOYEE
                               STOCK PURCHASE PLAN

         Subject to approval by the stockholders, the Board of Directors has adopted the Schawk, Inc. Employee Stock Purchase Plan (the "Plan") pursuant to which employees of the Company have the opportunity to acquire shares of Class A Common Stock of the Company. The full text of the Plan is attached as Appendix A to this Proxy Statement. Stockholders are encouraged to read the Plan in its entirety. The following is a summary.

PURPOSE

         The purpose of the Plan is to encourage greater stock ownership among employees, thereby enhancing employee commitment to the Company and providing employees an opportunity to share in the Company's success.

RESERVATION OF SHARES

         There are reserved for issuance under the Plan a maximum of 1,000,000 shares of Class A Common Stock of the Company. Authorized but unissued shares and treasury shares may be made available for issuance under the Plan.

ADMINISTRATION

         The Plan will be administered, construed and interpreted by the Compensation Committee of the Board of Directors of the Company (the "Committee") or such other persons to whom the Committee may delegate its functions. Consistent with the terms of the Plan, the Committee will adopt rules and regulations concerning the operation of the Plan, decide questions of construction and interpretation regarding the Plan and determine an employee's eligibility to participate in the Plan.

AMENDMENT AND TERMINATION OF THE PLAN

         The Board of Directors may at any time amend, modify, suspend, discontinue or terminate the Plan. However, any amendment or termination will not adversely affect any outstanding options.

ELIGIBILITY

         All employees of the Company are eligible to participate in the Plan six months after their first day of employment, except that employees whose customary employment is for not more than 20 hours per week or 5 months in any calendar year are not eligible to participate. In addition, employees owning 5% or more of the total combined voting power or value of all classes of stock of the Company or a subsidiary (as defined in the Plan) shall not be eligible to participate in the Plan.

OPERATION OF THE PLAN

         Eligible employees participating in the Plan may elect to contribute on an after-tax basis from 1% to 15% of their base pay (including overtime and bonuses) to purchase Class A Common Stock of the Company. Each employee will be entitled to purchase up to the number of full and fractional shares (rounded to 3 decimal places) as their accumulated payroll deductions during any calendar quarter permit. However, during any calendar year an employee may not purchase Class A Common stock through the Plan with an aggregate value (determined as of the date each option is granted) that exceeds $15,000.

         Options will be granted on the first trading day of January, April, July and October. Shares will be purchased on the last trading day of each calender quarter on the open market, and the purchase price per share will be the lesser of 85% of the fair market value per share of the Class A Common Stock on the day the options are granted or 85% of the fair market value per share of the Class A Common Stock on the purchase date.

         Payroll deductions will be held in a purchase account with First Chicago Trust Company of New York, the Plan's third party administrator. As noted above, the funds credited to an employee's account on the last trading day of each quarter are applied to the purchase of full and fractional shares of Class A Common Stock.

         Once options have been granted, an employee may not change the amount of their payroll deductions until the next set of options are granted (i.e., until the next January 1, April 1, July 1 or October 1). If an employee terminates his or her employment before the last trading day of a quarter, amounts credited to his or her purchase account will be paid in cash, and will not be used to purchase his or her Class A Common Stock at the end of the quarter.

LIMITED TRANSFERABILITY OF OPTIONS

         Options granted under the Plan and the related purchase account are not assignable or transferable except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

         The Plan is intended to be a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code"). It is not, however, intended to be a tax qualified retirement plan. Employees pay no tax when they enroll in the Plan, when they purchase shares of Class A Common Stock pursuant to the Plan or when they receive shares of Class A Common Stock after the applicable holding period described below.

         Employees will have a taxable gain or loss when any shares of Class A Common Stock purchased through the Plan are sold. If an employee sells shares within two years after a particular set of options are granted (the "holding period"), then the difference between the purchase price and market value of the shares on the purchase date will be taxed as ordinary income. Any difference between the market value of the shares on the purchase date and the sale price will be capital gains or losses for income tax purposes. In addition, if an employee withdraws shares from his or her account that are still subject to the holding period, the Company will treat such a withdrawal as a sale of shares for federal income tax reporting purposes. Any dividends that are paid with respect to shares of Class A Common Stock purchased through the Plan will be taxable as ordinary income.

         If an employee sells stock after the holding period described above, then the difference between the market price on the grant date and the actual purchase price will be taxed as ordinary income (to the extent of gain) and the balance of his or her gain, if any, will be capital gain.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL
                                  OF THIS PLAN.

                PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITORS

         The Board of Directors, based upon the recommendation of the Audit Committee, has selected Ernst & Young LLP as the independent auditors for the Company for fiscal year 1999, subject to ratification of such selection by the stockholders. The affirmative vote of a majority of the holders of the outstanding shares of the Class A Common Stock of the Company present or represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP. Abstentions will have the effect of voting against Proposal 3.

         Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be available to respond to any appropriate questions raised at the meeting and to make a statement if such representatives so wish.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 TO RATIFY THE
                     SELECTION OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

         The Board of Directors knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, the Board of Directors intends that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Stockholder proposals for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Stockholders must be received by the Company not later than December 21, 1999. The person submitting the proposal must have been a record or beneficial owner of shares of Class A Common Stock for at least one year, and the securities so held must have a market value of at least $1,000.

         Additionally, if a proponent of a stockholder proposal at the 2000 Annual Meeting of Stockholders fails to provide notice of the intent to make such proposal by personal delivery or mail to the Company on or before March 5, 2000 (or by an earlier or later date, if such date is established by amendment to the Company's By-laws), then any proxy solicited by management may confer discretionary authority to vote on such proposal.


                                       By Order of the Board of Directors,



Des Plaines, Illinois                  A. ALEX SARKISIAN, Esq.
April 19, 1999                         Executive Vice President and
                                       Corporate Secretary


         THE COMPANY'S FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 (EXCLUDING EXHIBITS UNLESS SPECIFICALLY INCORPORATED THEREIN) IS AVAILABLE WITHOUT CHARGE UPON REQUEST TO A. ALEX SARKISIAN, ESQ., CORPORATE SECRETARY, AT SCHAWK, INC., 1695 RIVER ROAD, DES PLAINES, ILLINOIS 60018, (847) 827-9494.

                                                                     APPENDIX A
                                  SCHAWK, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                           (EFFECTIVE JANUARY 1, 1999)


         1. PURPOSE. The purpose of the Schawk, Inc. Employee Stock Purchase Plan (the "Plan"), is to provide employees of Schawk, Inc. ("Schawk") and Participating Subsidiaries (Schawk and the Participating Subsidiaries being collectively referred to as the "Company") an opportunity to own an equity interest in Schawk and, through such ownership, to promote their identification with the interests of shareholders of Schawk, to stimulate their commitment to the business objectives of Schawk and to maintain their motivation through the opportunity to share in the growth of Schawk. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended.

         2. DEFINITIONS. As used herein, the terms set forth below have the meanings assigned to them in this Section 2 and shall include the plural as well as the singular.

            Administrator means the brokerage firm or financial institution (if any) retained to perform administrative services described in Section 6(b).

            Board of Directors means the board of directors of Schawk, Inc.

            Brokerage "Account means the account in which the Deposited Shares are held.

            Code means the Internal Revenue Code of 1986, as amended.

            Committee means the committee that administers the Plan and which is appointed pursuant to Section 6.

            Company means Schawk and any Participating Subsidiaries.

            Compensation means the Participant's base pay while a Participant in the Plan, including overtime and bonuses, but excluding stock option awards or stock grants and other forms of compensation.

            Deposited Shares means the full and fractional Shares that have been purchased for or issued on behalf of a Participant pursuant to the exercise of Options under the Plan and which are held for the Participant in a Brokerage Account.

            Elected Percentage means the percentage of Compensation that the Participant elects to contribute toward the purchase of Shares pursuant to this Plan.

            Entry Date means the first day of January, April, July and October.

            Fair Market Value means for a Trading Day the closing price for Shares as reported by the New York Stock Exchange ("NYSE") as reported in the Wall Street Journal or, if the Shares are no longer listed on the NYSE, as reported on such other exchange on which the Shares are listed.

            Grant Date means the first Trading Day of January, April, July and October.

            Option means an option granted under this Plan that will entitle a Participant to purchase Shares.

            Participating Subsidiary means a Subsidiary listed in Appendix A whose employees are eligible to be granted Options under the Plan.

            Plan means the Schawk, Inc. Employee Stock Purchase Plan.

            Purchase Account means the account used to purchase Shares through the exercise of Options under the Plan.

            Purchase Date means the last Trading Day of March, June, September and December, or such other date as shall be established by the Committee.

            Purchased Shares means the full and fractional Shares purchased or issued pursuant to the exercise of Options under the Plan.

            Restricted Period means the period of time during which Shares are held in the Deposit Account pursuant to Section 11(d).

            Shares means the Class A common stock of Schawk, Inc., par value $.01 per share.

            Statutory Limitation is defined in Section 7.

            Subsidiary means any corporation of which stock possessing at least 50% of the total combined voting power of all classes of stock entitled to vote is owned by Schawk or any other Subsidiary or Subsidiaries.

            Trading Day means any day on which Shares are traded on the NYSE or, if the Shares are no longer listed on the NYSE, such other exchange on which the Shares are listed.

         3. STOCK TO BE ISSUED UNDER THE PLAN.

            a. SCHAWK SHARES. The stock subject to Options shall be the Class A common stock of Schawk (the "Shares"), as traded on the NYSE or on such other exchange as the Shares shall be listed.

            b. LIMITS UPON NUMBER OF SHARES ISSUABLE. Subject to adjustment pursuant to Section 12, the maximum number of Shares issuable upon the exercise of Options shall not exceed 1,000,000. Shares granted under the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of Schawk. In the event that any Option granted pursuant to this Plan expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the Shares which were subject to such Option shall again be available for grant as an Option under this Plan and shall not reduce the aggregate number of Shares available for grant under this Plan.

         4. APPROVAL BY SHAREHOLDERS. Continuance of the Plan shall be subject to approval by the shareholders of Schawk within twelve months before or after the date the Plan is adopted by the Board of Directors. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the Shares of Schawk present at the meeting or represented and entitled to vote thereon.

         5. ADMINISTRATION.

            a. POWERS AND DUTIES OF COMMITTEE. The Plan shall be administered, in accordance with the provisions hereof, by a duly authorized committee the members of which shall be appointed by the Board of Directors (the "Committee"). Subject to the provisions of the Plan and Section 423 of the Code, the Committee shall have the discretionary authority to determine the time and frequency of granting Options, the terms and conditions of the Options and the number of Shares subject to each Option. The Committee shall also have the discretionary authority to do everything necessary and appropriate to administer the Plan, including, without limitation, interpreting the provisions of the Plan (but any such interpretation shall not be inconsistent with the provisions of Section 423 of the Code). All actions, decisions and determinations of, and interpretations by the Committee with respect to the Plan shall be final and binding upon all Participants and upon their executors, administrators, personal representatives, heirs and legatees. No member of the Board of Directors or the Committee shall be liable for any action, decision, determination or interpretation made in good faith with respect to the Plan or any Option granted hereunder.

            b. ADMINISTRATOR. Schawk, any Participating Subsidiary or the Committee may engage the services of a brokerage firm or financial institution (the "Administrator") to perform certain ministerial and procedural duties under the Plan including, but not limited to, mailing and receiving notices contemplated under the Plan, determining the number of Purchased Shares for each Participant, maintaining or causing to be maintained the Purchase Account and the Brokerage Account, disbursing funds maintained in the Purchase Account or proceeds from the sale of Shares through the Brokerage Account, and filing with the appropriate tax authorities proper tax returns and forms (including information returns) and providing to each Participant statements as required by law or regulation.

         6. ELIGIBILITY.

            a. EMPLOYEES ONLY; NON-DISCRIMINATION. Only employees of the Company shall be eligible to be granted Options under the Plan. Every employee of the Company shall be eligible to participate on the first Entry Date that occurs six months after such employee's first day of employment; provided, that such employee completes and submits an election form by the deadline prescribed by the Committee. Notwithstanding anything in the foregoing to the contrary, employees whose customary employment is for not more than 20 hours per week or 5 months in any calendar year shall not be eligible to participate. An employee who does not become a Participant on the first Entry Date on which he/she is eligible may thereafter become a Participant on any subsequent Entry Date by completing and submitting an election form by the deadline prescribed by the Committee. All employees eligible to be granted Options under the Plan shall have the same rights and privileges with respect to Options granted at the same time.

            b. 5% SHAREHOLDERS EXCLUDED. Notwithstanding the foregoing, in no event may an employee be granted an Option if such employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of Schawk or a Subsidiary. For purposes of determining such stock ownership, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options (whether issued pursuant to this Plan or otherwise) shall be treated as stock owned by the employee.

         7. LIMITATIONS ON NUMBER OF SHARES TO BE PURCHASED. In no event shall a Participant be granted an Option which would permit his/her rights to purchase Shares under all employee stock purchase plans (within the meaning of Section 423 of the Code) of his/her employing Participating Subsidiary and its parent and subsidiary corporations (as defined in Section 424 of the Code) to accrue at a rate which exceeds $15,000 in value of such Shares (determined at the Grant Date relating to such Option) for each calendar year in which any such Option is outstanding at any time (such limitation is referred to herein as the "Statutory Limitation"). The Statutory Limitation applies only to Options granted under "employee stock purchase plans" within the meaning of Section 423 of the Code and does not limit the amount of Shares or other stock of Schawk which an employee may purchase outright or under any other stock or bonus plans then in effect.

         8. PURCHASE ACCOUNT. A non-interest-bearing account shall be established with the Administrator (the "Purchase Account") for the purpose of purchasing Shares by Participants under the Plan. Shares purchased under the Plan shall be purchased with funds credited to the Purchase Account in accordance with the Participant's election under Section 9.


         9.   PAYROLL DEDUCTIONS.

              a. A Participant who elects to purchase Shares under this Plan shall be deemed to have authorized his/her employer to withhold 1% to 15% (in whole percentages) from the periodic payment of his/her Compensation (the "Elected Percentages"). The Participant's employer shall withhold the Elected Percentage from each payment of Compensation, commencing on the Entry Date on which the employee becomes a Participant and continuing until such election is changed or terminated. Such Participant shall be deemed to have given instruction to his/her employer to credit the amount so deducted to the Purchase Account. The amounts so credited in the Purchase Account during each calendar quarter may only be applied toward the purchase of Shares pursuant to Options granted on the immediately preceding Grant Date.

              b. CHANGING THE ELECTION. A Participant may change his/her Elected Percentage or terminate the election under subsection (a) above as of a subsequent Entry Date by completing and submitting a change in election form by the deadline prescribed by the Committee.

         10.  GRANT AND EXERCISE OF OPTIONS.

              a. GRANT. Options to purchase up to the number of Shares equal to 15% of each Participant's Compensation for the current calendar quarter divided by the Purchase Price (subject to the Statutory Limitation) shall be deemed to have been granted on the first Trading Day of January, April, July and October (the "Grant Date").

              b. EXERCISE. The Options shall be exercised and full and fractional Shares shall be purchased or issued using amounts credited to each Participant's Purchase Account as of the last Trading Day of the calendar quarter containing the Grant Date, or such other date(s) as shall be established by the Committee (each such date being a "Purchase Date").

              c. TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Company prior to a Purchase Date, any amounts in his/her Purchase Account shall be paid to the Participant and shall not be used to exercise Options.

         11. TERMS AND CONDITIONS OF OPTIONS. Options granted hereunder shall be subject to the following terms and conditions:

              a. PURCHASE PRICE. The purchase price of each Share subject to an Option under the Plan shall be the lesser of 85 percent of the Fair Market Value of a Share on the applicable Grant Date or 85 percent of the Fair Market Value of a Share on the applicable Purchase Date.

              b. TERM OF OPTIONS. An Option granted hereunder shall expire after the applicable Purchase Date next following the Grant Date.

              c. ASSIGNABILITY OF OPTIONS. No Option granted hereunder shall be assignable or transferable except by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Participant, only by the Participant.

              d. RESTRICTED PERIOD. Upon exercise of an Option, and subject to subsection (e) below, the Participant shall be deemed to have consented to the deposit of all of the full and fractional Shares purchased pursuant to such exercise (the "Deposited Shares") in a designated brokerage account maintained by the Administrator for such benefit (the "Brokerage Account") for the greater of a two year period after the relevant Grant Date or a one year period after the relevant Purchase Date (the "Restricted Period"). The Deposited Shares will be held in book-entry form in the name of the Administrator as nominee.

              e. WITHDRAWAL AND SALE OF DEPOSITED SHARES. A Participant (or if the Participant has died, his/her executor or personal representative) may instruct the Administrator (either in writing or in accordance with such procedures as established by the Committee) to (i) sell his/her Deposited Shares through the Brokerage Account at any time and (ii) pay over to such Participant the proceeds (less any expenses and withholding taxes, including, without limitation, wage and employment withholding taxes) of such sale. In addition, a Participant (or if the Participant has died, his/her executor or personal representative) may withdraw the Participant's Deposited Shares at any time at his/her own expense. Such withdrawal shall be contingent on the Participant satisfying all Federal income tax obligations. If the employment of a Participant is terminated (for any reason) and such termination occurs subsequent to the Restricted Period with respect to any Deposited Shares or subsequent to such termination the Restricted Period lapses, the Administrator may require the Participant to withdraw such Deposited Shares from the Brokerage Account at the Participant's own expense.

         12. ADJUSTMENT OF NUMBER OF SHARES SUBJECT TO OPTIONS. The aggregate number of Shares with respect to which Options may be granted, the aggregate number of Shares subject to each outstanding Option, and the Option price per Share may all be appropriately adjusted as the Board of Directors may determine for any increase or decrease in the number of issued and outstanding Shares resulting from a subdivision or consolidation of Shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of Shares, or the payment of a Share dividend or other increase or decrease in the number of such Shares outstanding effected without receipt of consideration by Schawk. Adjustments under this Section 12 shall be made according to the sole discretion of the Board of Directors, and its decision shall be binding and conclusive; provided, however, that Options granted pursuant to the Plan shall not be adjusted in a manner that causes the Options to fail to qualify as options issued pursuant to an employee stock purchase plan" within the meaning of Section 423.

         13. RIGHTS AS A SHAREHOLDER. A Participant shall have rights as a shareholder of Schawk with respect to each Deposited Share under the Plan.

         14. OTHER REGULATORY ACTIONS. Prior to the offering of any Shares under the Plan, Schawk shall effect a registration of the offering of the Shares of Schawk reserved under the Plan in accordance with the requirements of the Securities Act of 1933 and the rules and regulations thereunder.

         15. AMENDMENTS; TERMINATION OF THE PLAN. The Board of Directors may from time to time amend, modify, suspend, discontinue or terminate the Plan at any time without notice; provided that no Participant's existing rights in respect of existing Options are adversely affected thereby; provided, further, upon any such amendment or modification, all Participants shall continue to have the same rights and privileges in respect of existing Options; provided, further, that no such amendment of the Plan shall, except as provided in Section 13 hereof: (i) increase the total number of Shares issuable under the Plan; (ii) increase the maximum number of Shares which any Participant may purchase under the Plan; or (iii) increase, enlarge or improve the rights of existing or future Participants under the Plan unless such amendment shall have been approved by shareholders of Schawk within the twelve month period either before or after the adoption of such amendment.

         16. NO OTHER OBLIGATIONS. The receipt of an Option pursuant to the Plan shall impose no obligation upon the Participant to purchase any Shares covered by such Option. Nor shall the granting of an Option pursuant to the Plan constitute an agreement or an understanding, express or implied, on the part of Schawk or any Participating Subsidiary to employ the Participant for any specified period.

         17. NOTICES. Any notice which the Company or any Participant may be required or permitted to give to the other shall be in writing and may be delivered personally or by mail, postage prepaid, addressed: if to the Company (or to the Administrator), to such address as the Company, by notice to such Participant, may designate in writing from time to time; and, if to the Participant, at his/her address as shown on the payroll records of the Company.

         18. GOVERNING LAW. The Plan and all Options granted hereunder shall be construed in accordance with and governed by the laws of the State of Illinois without reference to choice of law principles and subject in all cases to the Code and the regulations thereunder.

                                   APPENDIX A
                           PARTICIPATING SUBSIDIARIES


Schawk-Asia, Inc.

                                  SCHAWK, INC.

                                  SCHAWK, INC.
                  1695 RIVER ROAD, DES PLAINES, ILLINOIS 60018

                                      PROXY


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints each of David A. Schawk and A. Alex Sarkisian, Esq. as Proxy, with the power to appoint his substitute and hereby authorizes each of them to represent and to vote as designated below, all the shares of Schawk, Inc. Class A Common Stock held on record by the undersigned on March 31, 1999, at the Annual Meeting of Stockholders to be held on May 26, 1999, or any adjournment thereof.


        1.       FOR the election of the nominees for Director of Schawk.

        FOR all nominees listed below (except as withheld in the space provided)

        WITHHOLD AUTHORITY to vote for all nominees listed below


                  Clarence W. Schawk              Robert F. Meinken
                  David A. Schawk                 John T. McEnroe, Esq.
                  A. Alex Sarkisian, Esq          Hollis W. Rademacher
                  Judith W. McCue, Esq.


        ________ FOR                             _________ WITHHELD FOR ALL

        Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the lines provided below.


        ---------------------------------------

        ---------------------------------------

        ---------------------------------------

        2.   For approval of the Schawk, Inc. Employee Stock Purchase Plan.

             [ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN


        3. FOR ratification of the selection of Ernst & Young LLP as independent auditors of Schawk, Inc. for fiscal year 1999.

             [ ] FOR                 [ ] AGAINST                  [ ] ABSTAIN

        4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.


THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

THE BOARD OF DIRECTORS OF SCHAWK, INC. RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND
3. Please mark, sign, date, and return your proxy without delay in the return envelope provided for that purpose, which requires no postage if mailed within the United States or Puerto Rico.


Dated ____________________, 1999       _________________________________________
                                       Signature


                                       _________________________________________
                                       Signature if held jointly

                                       Please sign exactly as name appears
                                       hereon; joint owners should each sign.
                                       When signing as Attorney, Executor,
                                       Administrator, or Guardian, please give
                                       full title as such. If signer is a
                                       corporation, please sign with the full
                                       corporation name by duly authorized
                                       officer or director.